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Exhibit 99.1



                                  PRESS RELEASE

FOR IMMEDIATE RELEASE - April 12, 2002 (4:00 p.m. Central Time)

CAPITAL BANCORP, INC.
1820 WEST END AVENUE
NASHVILLE, TENNESSEE 37203

Contact: Sally P. Kimble, Senior Vice President and Chief Financial Officer


                  CAPITAL BANCORP, INC., NASHVILLE, TENNESSEE,
                 ANNOUNCES FIRST QUARTER 2002 EARNINGS INCREASE

Nashville, Tennessee, April 12, 2002 - Capital Bancorp, Inc. today issued the following statement:

Capital Bank & Trust Company and its parent bank holding company, Capital Bancorp, Inc., on a consolidated basis issued a statement of earnings and financial highlights for the quarter ended March 31, 2002. These results included:

Net income for the first quarter of 2002 was $287,000, or $0.18 basic earnings per common share, up 100.7% from $143,000, or $0.09 basic earnings per common share, for the same period in 2001. The Company attributes the earnings increase primarily to: 1) increased non-interest income from deposit accounts; and 2) aggressive management of the bank's net interest margin.

Total assets have increased $11,434,000, or 6.3%, from $181,412,000 at December 31, 2001, to $192,846,000 at March 31, 2002. Loans, net of allowance for possible loan losses and unearned interest and fees, increased $7,892,000, or about 5.7%, during the first quarter of 2002, ending the period at $146,844,000. Total deposits increased $6,001,000, or 4.0%, for the same period.

In commenting on the Company's first quarter performance, R. Rick Hart, Chairman, President and CEO, said: "We are extremely pleased with our earnings for the first quarter, as well as with our continued growth. These results are particularly gratifying when considering the interest rate environment and economic conditions we, as a community, have encountered over the last 15 months. We have continued our momentum coming out of the latter part of 2001, and we are extremely proud of the intense efforts of everyone on our team. We believe that our continued efforts to make the customer first have shown great results."

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward- looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms believes, belief, expects, intends, anticipates or plans to be uncertain and forward-looking. The forward-looking statements



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contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. The following important factors affect the future results of the Company and could cause those results to differ materially from those expressed in the forward-looking statements: Changes in interest rates, further declines or upward trends in the local, regional, state and national economies, as well as the effects of future government fiscal and monetary policies, and the Bank's ability to attract stable low-cost deposits and to make quality and profitable loans, among other things, are all factors that can have a material impact on the Company's ability to achieve favorable results. To these must be added other risks previously and hereafter identified from time to time in the Company's reports to the Securities and Exchange Commission and in public announcements. In addition, all numbers are unaudited and quarterly results are subject to adjustment in the ordinary course. The Company undertakes no obligation to correct or update this information.

Capital Bancorp, Inc. is a registered bank holding company headquartered in Nashville, Tennessee. It offers extensive and service-intensive financial products and services through its direct and indirect subsidiaries. Its principal subsidiary is Capital Bank & Trust Company, which operates six full-service banking offices in Davidson and Sumner Counties, in Tennessee, including West End, Downtown, Green Hills, Goodlettsville, Hendersonville, and Hermitage. For additional information about the Company and the Bank, please visit the Bank's website at www.capitalbk.com.

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